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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-40560 of The Midland Company on Form S-8 of our report dated June 16, 2003 appearing in this Annual Report on Form 11-K of The Midland-Guardian Company Salaried Employees' 401(k) Savings Plan for the year ended December 31, 2002.

/s/ Deloitte & Touche, LLP
Cincinnati, Ohio
June 27, 2003